SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 18549
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Access Plans, Inc.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
ADDITIONAL INFORMATION
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
COMMUNICATIONS WITH THE BOARD
CODE OF BUSINESS CONDUCT AND ETHICS POLICY
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
DIRECTOR COMPENSATION
STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS BY SHAREHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
ANNUAL REPORT ON FORM 10-K

Access Plans, Inc.
900 36th Avenue, NW, Suite 105
Norman, Oklahoma 73072
RE: Notice of Action by Written Consent of Shareholders to be Effective December 9, 2011.
Dear Shareholder:
We are notifying you and our other shareholders of record on October 31, 2011 that shareholders owning 12,403,537 shares of our common stock representing 62.4% of our outstanding Common Stock on October 31, 2011 will execute a written consent in lieu of an annual meeting approving:
1.	The election of seven members to our Board of Directors, to hold office until their successors are duly elected and qualified at the annual meeting of our shareholders to be held in 2011 or until the earlier of their death, resignation, or removal;

2.	The advisory vote on executive compensation;
3.	The advisory vote on the frequency of holding an advisory vote on executive compensation; and
4.	The ratification of Eide Bailly LLP as our independent registered public accounting firm for fiscal 2011.
Under the corporate laws of Oklahoma and our bylaws, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holders of a majority of our outstanding common stock is sufficient under the Oklahoma General Corporation Act and our articles of incorporation and bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to you and our other shareholders for a vote. This letter is the notice required by Section 18 Okla.St.Ann. § 1073 of the Oklahoma General Corporation Act.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
An information statement containing a detailed description of the matters approved and adopted by written consent in lieu of an annual meeting of shareholders accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions to be taken by the holders of a majority of our outstanding common stock shares. We mailed this notice and the accompanying information statement to you and our other shareholders on or about November 4, 2011.

By order of the Board of Directors,

BRADLEY DENISON Secretary
Norman, Oklahoma
November 4, 2011

Access Plans, Inc.
900 36th Avenue, NW, Suite 105
Norman, Oklahoma 73072
(405) 579-8525
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
We are sending you this information statement to inform you of the actions to be taken by the holders of a majority of our outstanding common stock by written consent in lieu of our 2011 annual meeting of shareholders.
What actions are to be taken by the written consent in lieu of an annual meeting?
The holders of a majority of our outstanding common stock executed a written consent:
1.	The election of a Board of Directors consisting of seven members, to hold office until their successors are duly elected and qualified at the next annual meeting of our shareholders to be held in 2012 or until the earlier of their death, resignation, or removal;

2.	The advisory vote on executive compensation;

3.	The advisory vote on the frequency of holding an advisory vote on executive compensation; and

4.	The ratification of Eide Bailly LLP as our independent registered public accounting firm for fiscal year ending September 30, 2011.
How many shares were voted for the actions?
The approval and adoption of each of the actions taken by written consent in lieu of an annual meeting requires the consent of the holders of a majority of the shares of our outstanding common stock. On October 31, 2011, we had 19,927,204 outstanding shares of our common stock on the record date. Each share of our common stock is entitled to one vote. The nine holders of 12,403,537 shares of our common stock, representing 62.4% of our outstanding common stock shares entitled to vote on the record date, will execute a written consent in lieu of an annual meeting that will be effective on or following December 9, 2011. Under the Oklahoma General Corporation Act and our bylaws, shareholder action may be taken by written consent without a meeting of shareholders. The written consent of the holders of a majority of our outstanding common stock will be sufficient under the Oklahoma General Corporation Act and our articles of incorporation and bylaws to approve the actions described above. As a result, all actions described in this information statement will be effected on December 9, 2011, without any further action or vote by shareholders.
Action 1 — Election of Directors
Our Bylaws provide that the Board of Directors consists of that number of members as the Board of Directors may from time to time determine by resolution or election, but not less than one. Our Board of Directors currently consists of seven members.

The holders of 12,403,537 shares of our common stock, representing 62.4% of the shares of our common stock entitled to vote on the record date, will execute a written consent in lieu of an annual meeting electing seven directors to serve on our board of directors. The consent and the election of directors will be effective on or following December 9, 2011. The directors will serve for a one year term or until their successors are duly elected and qualified at the annual meeting of our shareholders to be held in 2012 or until the earlier of their death, resignation, or removal. The following is a brief description of the background and business experience of each of the nominee directors, Messrs. Wright, Wimberley, Gerdes, Simonelli, Kidd, Hill and Cleveland, to be elected to serve on our Board of Directors:

Danny C. Wright	Mr. Wright (age 60) has served as our Chairman of the Board of Directors and Chief Executive Officer since March 2007 and has served as Chief Executive Officer of our subsidiary, Benefit Marketing Solutions, since January 2003. From 2000 to 2003, Mr. Wright was a principal of Club Source Group (CSG). CSG was the largest independent representative of Foresight, Inc. products after he sold his interest in Foresight in 1999. In 1989, Mr. Wright co-founded and served as President of Foresight, Inc. until the company sold in December 1999. Mr. Wright led Foresight’s growth from start-up to one of the leading membership plan providers in the rental purchase industry and serving two-thirds of the industry’s locations. Prior to Foresight, Mr. Wright managed warranty terms administration and add-on programs for a regional home and auto retail chain and served in various positions for two insurance carriers.

Brett Wimberley	Mr. Wimberley (age 49) has served as one of our Directors and as President since May 2007, and Chief Financial Officer since February 11, 2010 and Chief Operating Officer of our subsidiary Benefit Marketing Solutions (BMS) since February 2002. Mr. Wimberley has been President of Southwest Brokers, Inc, a real estate investment company, since February 1987. Mr. Wimberley served as President of Universal Marketing Services from October 1996 to December 2000 and Foresight, Inc. from December 1999 to December 2000. From January 1990 to September 1996, Mr. Wimberley served in various sales positions for United Bank Services, last as Senior Vice President. Mr. Wimberley holds a BBA and MBA from the University of Oklahoma.

Larry G. Gerdes	Mr. Gerdes (age 62) has served as one of our Directors since February 1, 2001. Mr. Gerdes has served as the Chief Executive Officer of Transcend Services, Inc. since May 1993 and as Chairman of the Board since May 2000. In addition, he served as President of Transcend Services, Inc. (NasdaqGS: TRCR) from 1985 to December 2003 and April 2005 through August 2009. TRCR a publicly-held company is the second largest medical transcription company in the US serving hospitals, clinics and physician’s offices. From 1991 to 1993, Mr. Gerdes was a private investor. Mr. Gerdes serves on the board of directors of CME Group, Inc. (NYSE, Nasdaq: CME), a futures and future-options exchange . Prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, including Chief Financial Officer and Executive Vice President.

John Simonelli	Mr. Simonelli (age 65) has served as one of our Directors since May 12, 2008. Mr. Simonelli served as Chairman of the Board and Chief Executive Officer of Graymark Healthcare, Inc. (NasdaqCM: GRMH), a former publicly-held company engaged the providing of sleep disorder diagnosis services, from February 3, 2005 until July 23, 2008 and served as its President and Chief Operating Officer from August 18, 2003 to February 3, 2005. Mr. Simonelli is an independent business consultant who has extensive experience in the planning, development, and funding of emerging-growth companies. He served as a director of Access Plans USA, Inc. (formerly Precis, Inc.) from December 2000 until July 2001. Prior to our acquisition of Access Plans USA, Inc., it was publicly-held primarily engaged in the providing of healthcare savings to the self-insured. From March 1994 until July 1999, Mr. Simonelli was employed by Laboratory Specialists of America, Inc. and served as Chairman of the Board, Chief Executive Officer and Secretary, and a Director until December 7, 1998. Laboratory Specialists of America, Inc. was engaged in forensic drug testing and was formerly publicly-held until acquired by The Kroll-O’Gara Company by merger. Mr. Simonelli served as a Director, Chief Executive Officer and Secretary of Vantage Capital Resources, Inc. from March 1996 until its merger with The Vialink Company (formerly Applied Intelligence Group, Inc.) and thereafter served as a Director and Vice President of The Vialink Company until October 14, 1996. He served as Chairman of the Board and Chief Executive Officer of MBF USA, Inc. (formerly American Drug Screens, Inc.), a publicly-held company engaged in the medical products and services industry, from February 1988 through June 1992. He served as Chief Executive Officer of Unico, Inc. (formerly CMS Advertising, Inc.), a publicly-held company engaged in the franchising of cooperative direct mail advertising businesses, from June 1986 to June 1988. From July 1981 through June 1985, he served in various capacities, including President and Director, with Moto Photo, Inc., a publicly-held company engaged in the business of franchising one-hour, photo development laboratories. Mr. Simonelli served as President and Chief Executive Officer from May 1985 until November 1985, and a Director, from May 1985 through 1988, of TM Communications, Inc. (formerly Video Image, Inc. and TM Century, Inc.), a publicly-held company engaged in radio broadcasting and corporate communications.

Mark R. Kidd	Mr. Kidd (age 45) has served as one of our Directors since May 12, 2008. Mr. Kidd has over 20 years experience in finance and accounting. Mr. Kidd is Chief Executive Officer of C&L Supply, Inc., a privately-held wholesale distribution company which serves customers in seven states. Mr. Kidd also serves, on a part-time basis, as the SEC Reporting Manager for Graymark Healthcare, Inc. (GRMH), a publicly-held company engaged in the providing of sleep disorder diagnosis services. Mr. Kidd served as Chief Financial Officer of Graymark Healthcare, Inc. from August 18, 2003 until July 23, 2008. Mr. Kidd served as Chief Financial Officer of Access Plans USA, Inc. (formerly Precis, Inc.), a former publicly-held company primarily engaged in the providing of healthcare savings plans to the un-insured, from August 1999 until January 2002 and as a director from January 2000 until February 2002. He also served as President, Chief Operating Officer, Secretary and a Director of Foresight, Inc. a wholly-owned subsidiary of Access Plans USA, Inc. from February 1999 until January 2002. Mr. Kidd served as President of Paceco Financial Services, Inc., a privately-held regulated savings company, from March 1998 until December 2000. Mr. Kidd also spent approximately 9 years in public accounting. Mr. Kidd is a Certified Public Accountant and holds a B.B.A. in accounting from Southern Methodist University.

J. French Hill	Mr. Hill (age 54) has served as one of our Directors since April 1, 2009. Mr. Hill served on the Board of Directors of Access Plans USA, Inc. (formerly Precis, Inc.), a former publicly-held company primarily engaged in the providing of healthcare savings plans to the uninsured, from January 2003 until April 2009 and was named as its Chairman of the Board of Directors on August 20, 2007. In 1999, Mr. Hill founded Delta Trust & Banking Corp., a privately held banking, trust and investment brokerage company headquartered in Little Rock, Arkansas, following a six year career with Arkansas’ largest publicly traded holding company, First Commercial Corp. First Commercial was sold in 1998 to Regions Financial Corp. (RF). As an executive officer of First Commercial, Mr. Hill was chairman of the bank holding company’s Trust Division and its investment brokerage dealer subsidiary from 1995 until 1998. He also oversaw a number of other staff functions in the company from 1993 through 1998 including human resources, executive compensation, bank compliance, credit review and strategic planning. During the last five years he has served as a member of the Board of Directors of Delta Trust & Banking Corp. and its affiliates (1999 to present), Research Solutions LLC, a privately held company in the clinical trials business (1999 to 2008), and Syair Designs LLC, a privately held company in the aircraft lighting systems business (2000-2003). From May 1989 through January 1993, Mr. Hill was a senior economic policy official in the George H. W. Bush Administration on the staff of the White House and as deputy assistant secretary of the U.S. Treasury. Mr. Hill graduated magna cum laude in economics from Vanderbilt University.

Russell Cleveland	Mr. Cleveland (age 72) has served as one of our Directors since April 1, 2009. Mr. Cleveland was a director of Access Plans USA, Inc. (formerly Precis, Inc.), a former publicly-held company primarily engaged in the providing of healthcare savings plans to the uninsured, from September 2005 until April 2009. He is the Founder, President, and Chief Executive Officer of Renn Capital Group, Inc., a privately held investment management company. He has held these positions since 1972. Mr. Cleveland has more than 40 years experience in the investment business, of which over 30 years has been spent as a portfolio manager specializing in the investment of common stocks and convertibles of small private and publicly traded companies. A graduate of Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts and, during the course of his career, has served on numerous boards of directors of public and private companies. Mr. Cleveland currently serves on the Boards of Directors of Renaissance III, RUSGIT, Cover-All Technologies, Inc., CaminoSoft Corp., Digital Recorders, Inc., Integrated Security Systems, Inc. and BPO, Inc., all of which are publicly traded companies.
Action 2 — Advisory Vote on Executive Compensation
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, our shareholders are exercising the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of Danny C. Wright, Brett Wimberley, Bradley W. Denison, Rita W. McKeown and Susan Matthews (our “Named Executive Officers”). This voting opportunity is not intended to address any specific element of compensation; rather, the voting opportunity relates to the compensation of our Named Executive Officers, as described in this information statement in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission.
Compensation Program Highlights
As described in greater detail under “Compensation Discussion and Analysis,” our compensation system is designed to:
•	attract, retain and motivate our Named Executive Officers with the competence, knowledge, leadership skills and experience to grow our profitability;
•	align the interests of our Named Executive Officers with the interests of our shareholders by basing a significant majority of each Named Executive Officer’s total compensation on individual and corporate performance; and
•	encourage both a short-term and long-term focus, while avoiding excessive risk taking.
To achieve these objectives, total compensation for the Named Executive Officers is weighted heavily toward incentive compensation rather than base salary, and a substantial majority of the incentive compensation of Mr. Denison and Ms. McKeown consists of stock option awards. We believe that the compensation of our Named Executive Officers for the fiscal year ended September 30, 2010 was appropriate and reasonable, and that our compensation programs are sound and in our best interest and that of our shareholders.
For the above reasons, nine holders of 12,403,537 shares of our common stock, representing 62.4% of the shares of our common stock entitled to vote on the record date, will execute a written consent in lieu of an annual meeting to indicate their support for the compensation of our Named Executive Officers. That consent and the ratification will be effective on or following December 9, 2011. Even though this vote is advisory and not binding on us or our Board of Directors in any way, we value the opinions of our shareholders expressed through their vote on this proposal. Accordingly, our Stock Option and Compensation Committee will consider this vote in making future compensation decisions with respect to our Named Executive Officers.

Action 5 — Advisory Shareholder Vote on the Frequency of Holding an Advisory Vote on Executive Compensation
We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our executive offices named in our executive officer compensation disclosure in accordance with the rules of the U.S. Securities and Exchange Commission. By voting with respect to this proposal, our shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two or three years.
Our Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the executive compensation philosophy, policies and practices as disclosed in our either the information statement or proxy statement and annual report each year. Our Board of Directors believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.
We recognize that some of our shareholders may have different views as to the best approach and although this vote is advisory and not binding on us or our Board of Directors in any way, our Board of Directors have concluded that it is in our best interests and those of our shareholders to hold an advisory vote on executive compensation each year. This same view is held by nine holders of 12,403,537 shares of our common stock, representing 62.4% of the shares of our common stock entitled to vote on the record date and will execute a written consent in lieu of an annual meeting to require this advisory shareholder vote annually rather than less frequently. That consent and the ratification will be effective on or following December 9, 2011.
Action 5 — Ratification of Appointment of Independent Registered Public Accounting Firm
Nine holders of 12,403,537 shares of our common stock, representing 62.4% of the shares of our common stock entitled to vote on the record date, will execute a written consent in lieu of an annual meeting ratifying the appointment of Eide Bailly LLP, as our independent registered public. That consent and the ratification will be effective on or following December 9, 2011.
ADDITIONAL INFORMATION
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Our Board of Directors has three standing committees: the Audit Committee, the Stock Option and Compensation Committee, and Nominating and Governance Committee.
Audit Committee
The Audit Committee of the Board of Directors that is currently comprised of Messrs. Gerdes, Simonelli, and Kidd, oversees our accounting and reporting processes and the audits of our financial statements.
Each director serving on the Audit Committee is “independent” as defined in Rule 6320A of the Financial Industry Regulatory Authority. Furthermore, our Board of Directors has determined that each of Messrs. Gerdes and Kidd qualify as an audit committee financial expert as defined in Item 401(h)(2) of Regulation S-K. The Report of the Audit Committee appears below. The Audit Committee Charter is posted in the Investors Relations section of our website, www.accessplans.com. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. The Audit Committee held four meetings during the fiscal year ended September 30, 2010.

Members of the Audit Committee:	Larry G. Gerdes John Simonelli Mark R. Kidd

Stock Option and Compensation Committee
The Stock Option and Compensation Committee (the “Compensation Committee”) acts as administrator of our stock option plan and makes recommendations concerning the establishment of additional employee benefit plans and compensation of our executive officers and directors. Each member of the Compensation Committee is “independent” as defined in Rule 6320A of the Financial Industry Regulatory Authority. The Report of the Compensation Committee appears below. The Stock Option and Compensation Committee Charter is posted in the Investors section of our website, www.accessplans.com. The Compensation Committee held three meetings during the fiscal year ended September 30, 2010.

Members of the Compensation Committee:	Larry G. Gerdes John Simonelli Mark R. Kidd
J. French Hill Russell Cleveland
Nominating and Governance Committee
The Nominating and Corporate Governance Committee (a) monitors and oversees matters of corporate governance, including the evaluation of the performance and processes and the “independence” of directors of our Board of Directors, and (b) selects, evaluates and recommends to the Board qualified candidates for election or appointment to our Board. Each member of this Committee is “independent” as defined in Rule 6320A of the Financial Industry Regulatory Authority. The Nominating and Governance Committee Charter is posted in the Investors section of our website, www.accessplans.com. The nominee directors were nominated by our Board of Directors prior to formation of the Nominating and Governance Committee.

Members of the Nominating and Corporate Governance Committee:	John Simonelli
J. French Hill Russell Cleveland
Shareholder Nominations for Directors
A shareholder desiring to recommend a candidate for election to our Board of Directors at our scheduled February 1, 2012 annual shareholders meeting at which one or more directors will be elected must submit a written proposal of his, her or its recommendation of the candidate to our Corporate Secretary at our principal executive offices at 900 36th Avenue, Suite 105, Norman, Oklahoma 73072. The proposal must be received at our principal executive office on or before January 15, 2012. We have established March 30, 2012 as the meeting date for our 2012 annual shareholders meeting. In the event this date changes, we will report the change in our next Quarterly Report on Form 10-Q. The shareholder proposal must comply with Rule 14a-8 of the U.S. Securities and Exchange Commission. The proposal must provide set forth certain information concerning the proposing shareholder and the nominee, including the nominee’s name and address, a representation that the proposing shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between the proposing shareholder and the nominee and any other person pursuant to which the nomination is to be made by the proposing shareholder, the other information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee and the consent of the nominee to serve as a director if elected. The nomination of any person not made in compliance with the foregoing procedure may not be recognized by our Board of Directors or Nominating and Governance Committee.
In considering individuals for nomination as directors, our Board typically solicits recommendations from our current directors and may engage third-party advisors to assist in the identification and evaluation of candidates, as deemed necessary. The Board has not established specific minimum qualities or skills that the Board believes are necessary for one or more directors to possess. Instead, in evaluating potential candidates and incumbent directors for reelection, the Board considers numerous factors, including judgment, skill, independence, integrity, experience with business and other organizations of comparable size, the interplay of the candidate’s experience with other board members, experience as an officer or director of another publicly-held company, understanding of management trends in general or in our industry, expertise in financial accounting and corporate finance, ability to bring diversity to the member group, community or civic service, knowledge or expertise not currently on the Board, shareholder perception, and to the extent that the candidate would be a desirable addition to the Board and any committee of the Board. No particular weight is given to one factor over another on a general basis, but rather the factors are weighted in relationship to the perceived needs of our Board at the time of nominee selection. Our Board will evaluate candidates recommended or properly proposed by our shareholders on the same basis as our Board evaluates other candidates.

Meetings
The Board of Directors held six meetings during the fiscal year ended September 30, 2010. During the fiscal year ended September 30, 2010, each Director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.
COMMUNICATIONS WITH THE BOARD
While the Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors, each member of the Board of Directors is receptive to receiving communications from our shareholders. Shareholders may send communications to the attention of any Director at our office address.
CODE OF BUSINESS CONDUCT AND ETHICS POLICY
Our Board of Directors adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) on November 1, 2004. The Code of Ethics applies to our directors, officers and employees and must be acknowledged in writing by our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is posted in the Investors Relations section of our website, www.accessplans.com.
REPORT OF THE AUDIT COMMITTEE
December 22, 2010
With the recommendation and approval of the Audit Committee of the Board of Directors, effective October 1, 2008, we engaged the firm of Eide Bailly LLP to be our independent registered public accountants of our financial statements for the 2011 fiscal year. Eide Bailly LLP has served as our independent registered public accountants since August 2008.
We have reviewed and discussed with management our audited financial statements as of and for the fiscal year ended September 30, 2010 included in our Annual Report on Form 10-K.
We discussed with Eide Bailly LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, we have received and reviewed the written disclosures and the letter from Eide Bailly LLP required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, and discussed with Eide Bailly LLP its independence.
Based on the reviews and discussions referred to above, on December 22, 2010 we recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended September 30, 2010.
Prior to the start of each annual audit for the years ended September 30, 2010 and 2009, the Audit Committee reviewed and pre-approved the fee estimates of Eide Bailly LLP for fiscal 2010 and 2009 for providing the audit, audit-related, and all other services described below. In addition, the Audit Committee reviewed and pre-approved management’s budget for audit, audit-related, and all other fees related to Eide Bailly LLP in conjunction with its review of our business plan and related operating budgets for the years ended September 30, 2010 and 2009. In addition to the review and pre-approval processes described above, in 2010 and beyond, as provided for in the Audit Committee Charter referred to below, the Committee pre-approved and intends to continue pre-approving all audit and non-audit services to be provided by the independent auditors by delegating to the Chairman of the Audit Committee the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that each approval be presented to the Audit Committee at its next scheduled meeting.

The Audit Committee has considered whether the provision of the services described under the captions “Audit-Related Fees” and “All Other Fees” by Eide Bailly LLP are compatible with maintaining the principal accountant’s independence and determined that the independence of Eide Bailly LLP was not and is not impaired by the provision of said services.
Audit Fees
The aggregate fees billed by Eide Bailly LLP for professional services rendered for our audit for the years ended September 30, 2010 and 2009 were $138,500 and $107,775, respectively. No person or firm other than Eide Bailly LLP performed audit related services for us in fiscal year 2010 or 2009.
Tax Fees
The aggregate fees billed by Weaver LLP for professional services rendered in conjunction with federal, state and local income tax return preparation and other tax related services in 2010 was $61,200. Aggregate fees billed by Dunn & Stone for professional services rendered in conjunction with federal, state and local income tax return preparation in 2009 were $10,747.
All Other Fees
The aggregate fees billed by Eide Bailly LLP for all other fees were $46,298 for professional services rendered on our behalf for the year ended September 30, 2009. No other professional fees were billed by Eide Bailly LLP to us for the years ended September 30, 2010 and 2009.
The foregoing report of the Audit Committee is not incorporated by reference in any previous or future reports or other filings by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report or filing by reference in the applicable report or filing.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 31, 2011 certain information with respect to all shareholders known to us to beneficially own more than 5% of our Common stock, and information with respect to our common stock beneficially owned by each of our directors, nominee directors, executive officers included in the Summary Compensation Table set forth under the caption “Executive Compensation,” and our directors and executive officers as a group. Except as otherwise indicated by footnote, the persons listed in the table have sole voting and investment powers with respect to the common stock beneficially owned by them. For purposes of the following table, the number of shares and percent of ownership of our outstanding common stock that the named person beneficially owned includes shares of our common stock that the named person has the right to acquire within 60 days of the above-referenced date pursuant to exercise of stock options and other types of purchase rights and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percent of outstanding common stock of any other named person.

	Shares
	Owned	Rights		Percent of
Name (and Address)	Of	To	Total	Ownership
of Beneficial Owner	Record	Acquire (1)	Shares (1)	(1) (2)

Danny Wright (3) (9) 900 36th Avenue, NW Norman, Oklahoma 73072	3,946,900	-0-	3,946,900	19.9%
Brett Wimberley (4) (9) 900 36th Avenue, NW Norman, Oklahoma 73072	3,918,327	-0-	3,918,327	19.7%
Susan Matthews (5) 900 36th Avenue, NW Norman, Oklahoma 73072	1,966,000	-0-	1,966,000	9.9%
RENN Capital (6) 4929 W. Royal Lane, Suite 200 Irving, TX 75063	2,264,645	23,387	2,288,032	11.5.0%
Russell Cleveland (6) (9)	2,264,645	23,387	2,288,032	11.5.0%
Larry G. Gerdes (8)	191,165	155,000	346,165	1.7%
John Simonelli (9)	15,000	95,000	110,000	0.6%
J. French Hill (9)	25,000	31,774	56,774	0.3%
Rita W. McKeown (7)	-0-	76,999	76,999	0.4%
David Huguelet (10)	60,920	104,500	165,420	0.8%
Bradley W. Denison (11)	61,500	132,500	194,000	1.0%
Mark Kidd (9)	15,000	20,000	35,000	0.1%

All directors and officers as a group of 12 individuals	12,464,457	639,160	13,103,617	65.98%

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or members of a group to acquire them within 60 days are treated as outstanding for determining the amount and percentage of common stock owned by such person. To our knowledge, each named person has sole voting and sole investment power with respect to the shares shown except as noted, subject to community property laws, where applicable.

(2)	Rounded to the nearest one-tenth of one percent, based upon 19,877,304 shares of common stock outstanding at October 31, 2011.

(3)	Mr. Wright is our Chairman of Board of Directors and Chief Executive Officer and a nominee director.

(4)	Mr. Wimberley is one of our directors and our President and Chief Financial Officer and a nominee director.

(5)	Ms. Matthews is President of our subsidiary, Benefit Marketing Solutions, LLC.

(6)	The beneficial shares owned are held of record by RENN Global Entrepreneurs Fund, Inc. (formerly Renaissance Capital Growth & Income Fund III, Inc.) (662,502 shares), Premier RENN Entrepreneurial Fund Limited (formerly Premier RENN US Emerging Growth Fund Limited) (417,306 shares), Renaissance US Growth Investment Trust PLC (1,174,837 shares), each of which is an investment fund managed by RENN Capital Group, Inc. Mr. Cleveland controls RENN Capital Group, Inc. and is also deemed to be the beneficial owner of those common stock shares. Mr. Cleveland serves as one of our directors.

(7)	Ms. McKeown is our Chief Accounting Officer.

(8)	The number of shares and the percent includes 166,666 shares held by Gerdes Huff Investments of which Mr. Gerdes is a general partner and 9,999 shares held by Gerdes Family Partnership of which Mr. Gerdes is a general partner. Mr. Gerdes serves as one of our directors and is a nominee director.

(9)	The named individual is one of our directors and is a nominee director.

(10)	Mr. Huguelet is President, Retail Division.

(11)	Mr. Denison is Executive Vice President, General Counsel and Secretary.
EXECUTIVE OFFICERS
Set forth below is certain information with respect to our executive officers. Executive officers are elected by our Board of Directors and each serves at the discretion of the Board.

Name	Age	Position Held
Danny C. Wright	60	Chairman of the Board of Directors and Chief Executive Officer
Brett Wimberley	48	Director, President, Chief Financial Officer and Chief Operating Officer
Rita W. McKeown	58	Chief Accounting Officer and Treasurer
Susan Matthews	52	President, Benefit Marketing Solutions, LLC (a subsidiary)
Bradley W. Denison	50	Executive Vice President, General Counsel, and Secretary
Charlie Harris	56	President, Insurance Marketing Division
David Huguelet	51	President, Retail Plans Division
Set forth below is background information of our executive officers and directors. The background of our executive officers that are also nominee directors is contained in “Action 1 — Election of Directors,” above.
Rita W. McKeown began serving as our Chief Accounting Officer in 2010 and served as Chief Financial Officer from September 2000 until February 11, 2010. From 1994 to 1999, Ms. McKeown served as director of finance of Transcend Services, Inc., an Atlanta Georgia healthcare company specializing in patient information management solutions for hospitals and other associated healthcare providers. From 1991 to 1994, Ms. McKeown served as director of accounting of Premier Anesthesia, Inc. From 1981 to 1991, Ms. McKeown held multiple senior accounting positions with HBO & Company in Atlanta. Ms. McKeown is a Certified Public Accountant and received her BBA from Kennesaw State University in Kennesaw, Georgia.
Susan Matthews has served as President of Benefit Marketing Solutions, a subsidiary of the Company, since September 2009 and served as Executive Vice President of Sales & Marketing for our subsidiary Benefit Marketing Solutions since January 2003. From 2000 to 2003, she co-founded Club Source Group, a company formed to market club programs to various industries. Ms. Matthews served as Marketing Director for Foresight, Inc. from 1989 until it was sold in 1999. From 1984 to 1999 she served in various capacities with United Bank Services and Steve Owens & Associates marketing club programs to financial institutions. Ms. Matthews received her BBA from the University of Oklahoma.
Bradley W. Denison has served as Executive Vice President, General Counsel, and Secretary since November 2009. Mr. Denison joined our subsidiary, Benefit Marketing Solutions, as General Counsel in February of 2006 and formerly served as our Senior Vice President, General Counsel and Secretary since 2007. Mr. Denison was previously employed by Rent-A-Center, Inc. from 1991-2001 and served as its Senior Vice President and General Counsel from 1998 through 2001. Prior to his employment at Rent-A-Center, Mr. Denison worked extensively in insurance and litigation in private law practice from 1985 through 1991. Prior to his employment with BMS, Mr. Denison was involved in consulting and operating retail businesses. Mr. Denison has a B.S. Business Administration and a Juris Doctorate from the University of Kansas.

Charles Harris, Jr. has served as President of our Insurance Marketing Division (AHCP) since November 2010. Mr. Harris has over 23 years in the insurance industry in both administration and marketing. He joined AHCP in October 2010. From January 2003 to October 2010, Mr. Harris served as President of National Health Insurance Company, a national health insurance carrier specializing in the individual and self-employed health insurance market. From April 1998 to January 2003, he was the Chief Marketing Officer for National Health Insurance Company. Mr. Harris served as Senior Vice President of Administration for Pioneer Financial Services, an insurance holding company from 1993 to 1998. From 1988 to 1993, Mr. Harris served in various capacities, including staff accountant, Operations Manager of the telemarketing operations, and President for Aegis Specialty Marketing, Inc. (a.k.a. Keith Wood Agency). Prior to 1988, Mr. Harris performed various duties in the accounting field in the oil and gas industry. Mr. Harris received his formal education by completing a Bachelor of Science in Pre-Med at Oklahoma Christian University and later completing a Bachelor of Science in Accounting at Central State University. He became a Certified Public Accountant in 1981 and is a member of the American Institute of Certified Public Accounts and the Oklahoma Society of Certified Public Accountants.
David Huguelet has served as the President of the Retail Division since September 2009 and served as Senior Vice President of Business Development since January 2005. From 2003 to 2004 he was a Director of New Business Development for Aon Innovative Solutions, a major provider of extended service contracts to retailers. Mr. Huguelet served as Vice President of Lyndon Insurance Group, a subsidiary of Protective Life, from 2001 to 2003. From 1989 to 2001, Mr. Huguelet served in various capacities, including Business Board Chairman, with American Bankers Insurance Group, now Assurant. From 1984 to 1989, Mr. Huguelet served in various capacities with Household Finance, now HSBC. Mr. Huguelet holds a Bachelor of Science in Business Administration from the University of North Carolina at Greensboro, an MBA from Barry University, a CLU designation and a CPCU designation.
COMPENSATION DISCUSSION AND ANALYSIS
Overall Philosophy
Our Executive Compensation program is designed to attract, motivate and retain qualified executives, reward outstanding performance and results and align management’s incentives with the interests of our shareholders. We believe that our executive officers should be motivated by our performance as well as their individual performance.
To accomplish these objectives, our executive compensation program includes three underlying components: base salary, short-term cash incentives and long-term equity-based incentives. The following sections describe the process of setting executive compensation, the compensation elements, how these elements are determined, why we choose to pay each element and how each element relates to our overall compensation philosophy.
Base Salary Program
Our base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the industries in which were operate. We periodically review our executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to us, competitive base salary levels and our overall financial and operating results.
Long-Term Incentives
Long-term incentives consist of equity-based compensation including awards of stock options and restricted stock that vest over a period of time. We believe this vesting period motivates our executive officers to focus their efforts on our long-term goals and aligns the executives’ interests with those of our shareholders because the ultimate value of the equity-based compensation is linked directly to the market price of our stock.

We rely primarily on stock options to provide long-term incentive compensation because of the favorable tax treatment of stock options to employees. Stock options typically have a 10-year term before expiration and generally become exercisable or vest in 33% cumulative increments per year following the grant date. Executives must be employed by us at the time of vesting in order to exercise the options. The exercise price of the options is based on the closing stock price on the date of grant.
Employment Contracts and Termination of Employment
We have employment agreements with Danny C. Wright, Brett Wimberley and Susan Matthews.
Pursuant to the employment agreement with Danny C. Wright, he serves as the President and Chief Executive Officer of our subsidiary, AHC — Benefit Marketing Acquisition, Inc. The initial term of the agreement commenced on March 1, 2007. The term of this agreement is automatically extended for an additional one-year term, unless either notice of termination is given on or before December 1 in the year of termination. We agreed to pay to Mr. Wright a base annualized salary of $200,000. In addition to the base salary, Mr. Wright is eligible to be considered for annual bonuses to be determined by our Board of Directors. In May 2010 Mr. Wright’s employment agreement was amended to increase his salary to $325,000 annually.
Pursuant to the employment agreement with Brett Wimberley, he serves as the Chief Operating Officer of our subsidiary, AHC — Benefit Marketing Acquisition, Inc. The initial term of this agreement commenced on March 1, 2007. The term of this agreement is automatically extended for an additional one-year term, unless either notice of termination is given not less than to the other on or before December 1 in the year of termination. We agreed to pay to Mr. Wimberley a base annualized salary of $175,000. In addition to the base salary, Mr. Wimberley is eligible to be considered for annual bonuses to be determined by our Board of Directors. In May 2010 Mr. Wimberley’s employment agreement was amended to increase his salary to $300,000 annually.
Pursuant to the employment agreement with Susan Matthews, she serves as the Executive Vice President of our subsidiary, AHC — Benefit Marketing Acquisition, Inc. The initial term of this agreement commenced on March 1, 2007. The term of this agreement is automatically extended for an additional one-year term, unless either notice of termination is given not less than to the other on or before December 1 in the year of termination. We agreed to pay to Ms. Matthews a base annualized salary of $175,000. Effective October 1, 2010 Ms. Matthews’ employment agreement was amended increasing her salary to $200,000 annually. In addition to the base salary, Ms. Matthews is eligible to be considered for annual bonuses to be determined by our Board of Directors.
We do not maintain any key-man insurance covering the death or disability of any of our executive officers.
Retirement Plans
We offer each employee, including our executive officers, the opportunity to participate in our 401(k) plan. Employees may contribute up to the maximum allowed by the Internal Revenue Service. The Company may elect to match a portion of their contributions. Effective August 1, 2007, we began matching 50% of the first 6% of our employees’ compensation contributed to our 401(k) plan.
Perquisites
Other than the compensation elements described above, we do not provide any other benefits to our executive officers that would qualify as a perquisite for purposes of this Compensation Discussion and Analysis.

Equity Compensation Plan
The 2009 Stock Option Plan. For the benefit of our employees, directors and consultants we adopted the Access Plans,, Inc. 2009 Equity Compensation Plan (the “2009 Plan”). The 2009 Plan was established to create equity compensation incentives designed to motivate our directors and employees to put forth maximum effort toward our success and growth and enable our ability to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. The 2009 Plan provides for the grant of stock options, including incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), restricted stock awards, performance units, performance bonuses and stock appreciation rights to our employees and the grant of nonqualified stock options, stock appreciation rights and restricted stock awards to non-employee directors, subject to the conditions of the 2009 Plan. The 2009 Plan is administered by our Stock Option and Compensation Committee. The number of shares of common stock authorized and reserved for issuance under the 2009 Plan is 2,550,000. As of September 30, 2010, options exercisable for the purchase of 2,270,111 common stock shares had been granted under the 2009 Plan.
The 2009 Plan consists of three separate plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. Each incentive award will be pursuant to a written award agreement. The 2009 Plan is designed to provide flexibility to meet our needs in a changing and competitive environment while minimizing dilution to our shareholders. We do not intend to use all incentive elements of the 2009 Plan at all times for each participant but will selectively grant the incentive awards and rights to achieve long-term goals.
The exercise price of qualifying incentive stock options may not be less than the fair market value of our common stock on the date of grant of the option. Upon the exercise of an option, the exercise price must be paid in full, in cash, in our common stock (at the fair market value thereof) or a combination thereof as permitted under the terms of the applicable stock option award agreement. Stock options awards, qualifying as incentive stock options, are exercisable only by an optionee during the period ending three months after the optionee ceases to be our employee. However, in the event of death or disability of the optionee, the incentive stock options awards are exercisable for one year following death or disability and in the event of the retirement of the optionee, the Board of Directors may designate an additional period for exercise. Stock option awards are generally not transferable except by will or by the laws of descent and distribution.
Our Board of Directors approved and adopted the 2009 Plan on October 13, 2009. The 2009 Plan became effective on December 4, 2009 and has a term ending October 30, 2019 during which incentive awards may be granted; the 2009 Plan will continue in effect until all matters relating to the payment of incentive awards and administration are settled.
Upon the 2009 Plan becoming effective, the 1,601,787 stock options awarded and outstanding under our Alliance HealthCard, Inc. 2000 Stock Option Plan were reissued under the 2009 Plan and terminated. These reissued stock options have the same terms and conditions as those stock options awarded under the 2000 Stock Option Plan.
Accounting and Tax Considerations
Our stock-based awards are accounted for under the provisions of FASB ASC Topic 718-Stock Compensation using the modified prospective method. Under the modified prospective method, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service or vesting period.
As part of its role, our Stock Option and Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, unless the compensation is performance-based. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
December 22, 2010
We have reviewed and discussed the above Compensation Discussion and Analysis with management of Access Plans, Inc.
Based on that review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Annual Report on Form 10-K for the year ended September 30, 2010 and in this information statement.
The Stock Option and Compensation Committee
Larry G. Gerdes, Chairman
John Simonelli
Mark R. Kidd
EXECUTIVE COMPENSATION
The following table sets forth the cash and non-cash compensation of the individuals for the three fiscal years ended September 30, 2010 that served as our Chief Executive Officer and Chief Financial Officer paid or accrued during the year ended September 30, 2010 and our three other most highly compensated executive officers that were serving during the year ended September 30, 2010.
SUMMARY COMPENSATION TABLE

				Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation	Total
Danny C. Wright	2010	$252,084	$—	$—	$—	$252,804
Chairman and Chief Executive Officer	2009	$200,000	$—	$—	$—	$200,000
	2008	$200,000	$—	$—	$—	$200,000

Brett Wimberley	2010	$227,083	$—	$—	$—	$227,083
Director, President, Chief Financial	2009	$175,000	$—	$—	$—	$175,000
Officer(2) and Chief Operating Officer	2008	$175,000	$—	$—	$—	$175,000

Bradley W. Denison	2010	$250,000	$10,400	$22,135	$—	$282,535
Executive Vice President, General	2009	$250,000	$10,400	$—	$—	$260,400
Counsel and Secretary	2008	$250,000	$10,400	$6,096	$—	$266,496

Rita W. McKeown	2010	$130,000	$4,425	$11,067	$—	$145,492
Chief Accounting Officer (3)	2009	$100,671	$9,000	$—	$—	$109,671
and Treasurer	2008	$94,000	$5,000	$—	$—	$99,000

Susan Matthews	2010	$175,000	$—	$—	$—	$175,000
President Benefit Marketing	2009	$175,000	$—	$—	$—	$175,000
Solutions	2008	$175,000	$—	$—	$—	$175,000

(1)	In accordance with the provisions of FASB ASC Topic 718-Stock Compensation, we measure stock based compensation expense using the modified prospective method. Under the modified prospective method, stock-based compensation cost is measured at the award date based on the fair value of the award and is recognized as expense on the date of the award or, as applicable, on a straight-line basis over the requisite service period, which is the vesting period.

(2)	Brett Wimberley was appointed as our Chief Financial Officer on February 11, 2010.

(3)	Rita W. McKeown served as our Chief Financial Officer until February 11, 2010.

Outstanding Equity Awards at Fiscal Year-End
During the year ended September 30, 2010, no options were exercised for the purchase of our common stock by the executive officers named in the Summary Compensation Table, above. The following table sets forth information related to the number and value of options held by the named officers at September 30, 2010.
Outstanding Equity Awards at September 30, 2010

	Stock Option Awards
	Number of Common Stock		Option	Option
	Underlying Options		Exercise	Expiration
Name	Exercisable	Unexercisable	Price(1)	Date
Danny C. Wright	—	—	$—	N/A
Brett Wimberley	—	—	$—	N/A
Bradley W. Denison	7,500	—	$1.00	May 13, 2018
	50,000	450,000	$0.93	August 2, 2020
Rita W. McKeown	6,000	—	$1.00	October 1, 2010
	4,999	—	$1.01	May 26, 2014
	10,000	—	$1.15	February 15, 2017
	25,000	25,000	$0.93	August 2, 2020

Susan Matthews	—	—	$—	N/A

(1)	The closing sale price of our common stock as reported on the OTC Bulletin Board on September 30, 2010 was $0.90.
DIRECTOR COMPENSATION
In May 2010, we adopted a compensation policy for our independent or non-employee directors. This policy provides that the directors qualifying as independent or non-employee directors are entitled to receive annual stock awards under the 2009 Plan of 10,000 common stock shares and $2,500 per calendar quarter. Prior to adoption of this compensation policy, beginning in May 2008, we adopted a compensation policy for our independent or non-employee directors that consisted of stock options exercisable for the purchase of 10,000 common stock shares upon initially becoming a member of the board of directors, thereafter annual options exercisable for the purchase of 5,000 common stock shares, and $1,000 per calendar quarter. Directors who are also our employees receive no additional compensation for serving as directors or on a board committee, unless special circumstances or assigned responsibilities support additional compensation, including negotiation of the terms of an asset or entity acquisition transaction. We reimburse our directors for travel and out-of-pocket expenses in connection with their attendance at meetings of our board and its committees.
During the fiscal year ended September 30, 2010, each of our “independent” directors received the following compensation:
•	payment of $1,000 for the quarters ended December 31, 2009 and March 31, 2010;
•	payment of $1,750 for the quarter ended June 30, 2010;
•	payment of $2,500 for the quarter ended September 30, 2010;

•	reimbursement for travel and out of pocket expenses in connection with their attendance at board and committee meetings; and
•	stock option awards pursuant to the 2009 Plan exercisable for the purchase of 5,000 common stock shares for $0.93 per share, expiring on August 2, 2015 and for Directors Gerdes, Simonelli, and Kidd stock option awards pursuant to the 2009 Plan exercisable for the purchase of 5,000 common stock shares for $1.09 per share, expiring on February 9, 2015, all of which remained outstanding and unexercised at September 30, 2010

Director Name	Options Granted
Russell Cleveland	5,000
Larry Gerdes	10,000
J. French Hill	5,000
Mark Kidd	10,000
John Simonelli	10,000
In the fiscal year ended September 30, 2010, the following directors received compensation in the following aggregate amounts:

	Fees Earned or	Option
Name	Paid in Cash	Awards (1)	Total
Russell Cleveland	$6,250	$2,213	$8,463
Larry Gerdes	$6,250	$4,807	$11,057
J. French Hill	$6,250	$2,213	$8,463
Mark Kidd	$6,250	$4,807	$11,057
John Simonelli	$6,250	$4,807	$11,057

(1)	In accordance with the provisions of FASB ASC Topic 718-Stock Compensation, we measure stock based compensation expense using the modified prospective method. Under the modified prospective method, stock-based compensation cost is measured at the award date based on the fair value of the award and is recognized as expense on the date of the grant or, as applicable, on a straight-line basis over the requisite service period, which is the vesting period.
STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
The Stock Option and Compensation Committee of the Board of Directors for the 2010 fiscal year was comprised of Larry Gerdes (Chairman), John Simonelli, and Mark R. Kidd. None of the members of the Stock Option and Compensation Committee served as one of our officers or employees during the fiscal year ended September 30, 2010. No interlocking relationship exists between members of our Board of Directors or Stock Option and Compensation Committee and members of the board of directors or compensation committee of any other company.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth as of September 30, 2010, information related to each category of equity compensation plan approved or not approved by our shareholders, including individual compensation arrangements with our non-employee directors. The equity compensation plan approved by our shareholders is our 2009 Equity Compensation Plan. All stock options and rights to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

On October 13, 2009, our board of directors approved and adopted the Alliance HealthCard, Inc. 2009 Equity Compensation Plan. On December 4, 2009, the 2009 Plan became effective and the 2000 Stock Option Plan was terminated, but without termination of the outstanding stock options. Those outstanding stock options were replaced with stock option awards of the 2009 Plan.

Number of
Securities to be
	issued upon		Number of securities
	exercise	Weighted-average	remaining available
	of outstanding	exercise price of	for future issuance
	options, warrants	outstanding options,	under equity
Plan category	and rights	warrants and rights	compensation plans
Equity compensation plans approved by security holders:
2009 Equity Compensation Plan	2,270,111	$1.11	279,889
Officer and Director Liability and Indemnification
As provided by the Oklahoma General Corporation Act, each of our directors and officers is not liable to us or our shareholders for any action taken as a director or officer, or any failure to take any action, if the director or officer performed his or her duties in compliance with the Oklahoma General Corporation Act. A director is required to discharge his or her duties as a director, including those duties as a member of a committee, or an officer in a manner he or she believes in good faith to be in our best interests and with the care that an ordinarily prudent person in a like position would exercise under similar circumstances. In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:
•	one or more of our officers or employees whom the director reasonably believes to be reliable and competent in the matters presented;

•	legal counsel, public accountants, investment bankers, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or

•	a committee of our Board of Directors of which he is not a member if the director reasonably believes the committee merits confidence.
However, neither a director nor an officer is entitled to rely on the forgoing if the director or officer has knowledge concerning the matter in question that makes reliance unwarranted.
The provisions of the Oklahoma General Corporation Act do not eliminate liability of a director or an executive officer for violations of federal securities laws, nor do they limit our and our shareholders’ rights, in appropriate circumstances, to seek equitable remedies including injunctive or other forms of non-monetary relief. These remedies may not be effective in all cases.
The Oklahoma General Corporation Act requires us to indemnify all of our directors, officers, employees and agents. Under these provisions, when an individual in his or her capacity as an officer or a director is made or threatened to be made a party to any suit or proceeding, the individual may be indemnified if he or she acted in good faith. These indemnification provisions are not exclusive of any other rights to which the individual may be entitled. Insofar as indemnification for liabilities arising under the Oklahoma General Corporation Act or otherwise may be permitted to its directors and officers, we have been advised that in the opinion of the United States Securities and Exchange Commission the indemnification is against public policy and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Code of Business Conduct and Ethics Policy (“Code of Ethics”) addresses any conflicts of interests on the part of any employee that might cast doubt on an employee’s ability to act objectively when representing us. In addition to setting guidelines, the Code of Ethics provides that each potential conflict of interest will be reviewed and the final decision as to the existence of a conflict made by our Chief Executive Officer.
The following is a description of transactions we entered into with our officers, directors and shareholders that beneficially own more than 5% of our common stock during the years ended September 30, 2010 and 2009. These transactions will continue in effect and may result in conflicts of interest between us and these named persons. Although our officers and directors have fiduciary duties to us and our shareholders, there can be no assurance that conflicts of interest will always be resolved in our favor or in favor of our shareholders.
Office Space Leasing Arrangements
We lease space for our corporate offices and our Wholesale Plans division in Norman, Oklahoma under a lease that expires September 30, 2011. The total space consists of approximately 6,523 square feet. The lease agreement is with Southwest Brokers, Inc., a company owned by Brett Wimberley, one of our Directors and executive officers and greater than 5% shareholders.
In the event we are required to move from our current offices in Norman, Oklahoma, the terms and cost of occupancy may be substantially different than those under which that office space is currently occupied and the rental rate may be substantially greater.
Merger-Acquisition of BMS Holding Company
On February 28, 2007, we consummated a merger (the “Merger”) with BMS Holding Company, Inc., (“BMS”) an Oklahoma Corporation. As a result of the Merger, three promissory notes (the “Notes”) were made and issued to three former BMS shareholders in the aggregate principal amount of $5,113,177. Commencing on March 1, 2007, the outstanding principal amounts of the Notes bore at 1% per annum. The principal and interest of the Notes required 12 equal quarterly installments, commencing on May 15, 2007, and payable on each August 14, November 14, February 14, and May 15 thereafter through February 14, 2010.
Pursuant to discussions between the note holders and our independent directors, on November 18, 2009 the disinterested directors accepted a proposal by the note holders for the notes to be paid off early at a 10% discount. Principal and interest payments of $1,034,328 were made to the note holders on January 6, 2010 and the notes were deemed fully paid. Principal and interest payments made on these notes for the year ended September 30, 2010 and 2009 were $1,034,328 and $2,315,461, respectively.
PROPOSALS BY SHAREHOLDERS
Proposals by shareholders intended to be presented at our 2012 annual meeting (to be held March 15 2012) must be forwarded in writing and received at our principal executive offices no later than January 15, 2012 and directed to the attention of the Secretary for consideration for inclusion in our proxy statement for the annual meeting of shareholders to be held in 2012. Any shareholder proposal must comply in all respects with Rule 14a-8 of the U.S. Securities and Exchange Commission. In the event the September 30, 2011 deadline for presenting shareholder proposal is changed, the change will be reported in our quarterly report on Form 10-Q on in a current report on Form 8-K.
In connection with our annual meeting of shareholders to be held in 2012, if we do not receive notice of a matter or proposal to be considered by January 15, 2012 then the persons appointed by our Board of Directors to act as the proxies for that annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting, if the matter or proposal is properly raised at the annual meeting and put to a shareholder vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the U.S. Securities and Exchange Commission reports of changes in ownership of our common stock held by them. Officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation.
The rules of the U.S. Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. During the fiscal year ended September 30, 2010, some of our Directors and some of our executive officers failed timely to report their awards of stock options as detailed in the following chart:

Reporting Person	Transaction Date	Number of Securities	Type of Securities

Bradley Denison	8/2/2010	500,000	Common Stock Options
Russell Cleveland	8/2/2010	5,000	Common Stock Options
Larry Gerdes	8/2/2010	5,000	Common Stock Options
Larry Gerdes	2/9/2010	5,000	Common Stock Options
French Hill	8/2/2010	5,000	Common Stock Options
David Huguelet	8/2/2010	100,000	Common Stock Options
Mark Kidd	2/9/2010	5,000	Common Stock Options
Mark Kidd	8/2/2010	5,000	Common Stock Options
Rita McKeown	8/2/2010	50,000	Common Stock Options
John Simonelli	2/9/2010	5,000	Common Stock Options
John Simonelli	8/2/2010	5,000	Common Stock Options
Although the reporting for some of the above options was late with respect to the date our Board of Directors approved the awards, they were not late with regard to when the option agreements were delivered to the recipient. For the remainder of the options there was a clerical misunderstanding that has now been corrected. Other than the named directors and executive officers, based solely on a review of the copies of the reports furnished to us and representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% shareholders were complied with during the fiscal year ended September 30, 2010.
Although it is not our obligation to file reports of our directors and executive officers pursuant to Section 16 of the Securities Exchange Act of 1934, we have adopted a policy requiring all Section 16 reporting persons to report to our Chief Financial Officer all trading activity in our common stock and derivatives on the day of any trade to facilitate the timely filing of the reports of such trading activity with the U.S. Securities and Exchange Commission. The failure of any of our directors or executive officers to timely report trading activities in our common stock or the award of restricted stock or stock options is a violation of our Code of Conduct and subject to violation waivers by our Board of Directors.
HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this notice and information statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 900 36th Avenue, NW, Norman, Oklahoma 73072, to inform us of their request. If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.
WHERE YOU CAN FIND MORE INFORMATION
We file annual and quarterly reports and other reports and information with the U.S. Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the U.S. Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the U.S. Securities and Exchange Commission.
Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Access Plans, Inc. at 900 36th Avenue, NW, Norman, Oklahoma 73072, Attention: Corporate Secretary or telephone: (405) 579-8525.
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended September 30, 2010 accompanies this information statement. The exhibits to our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the U.S. Securities and Exchange Commission, are available to shareholders who make written request to our Corporate Secretary at 900 36th Avenue, NW, Norman, Oklahoma 73072. These documents may also be accessed from our website at www.accessplans.com.

BY ORDER OF THE BOARD OF DIRECTORS
DANNY C. WRIGHT Chairman of the Board
Norman, Oklahoma
November 4, 2011